Exhibit 99.1

Harleysville Group Inc. Reports First Quarter 2009 Results

First quarter highlights:

  Operating income of $0.63 per share; impacted by elevated property losses
  Statutory combined ratio1 of 101.9 percent
  Operating return on equity of 10.9 percent
  Book value of $23.82 per share; up 3 percent from year-end 2008
  Quarterly dividend of $0.30; represents 20 percent increase from a year ago
  Completed 20 percent of current $25 million share repurchase program

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--April 21, 2009--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.63 per share for the first quarter of 2009, compared to $0.80 per share in the first quarter of 2008. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“For the first quarter of this year, we reported operating earnings of $0.63 per share, a combined ratio of 101.9 percent and an operating return on equity for the trailing 12 months of 10.9 percent,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Our first quarter results were adversely impacted by elevated property losses stemming from both severe winter weather and an unusually large number of fires. At the same time, our commercial casualty lines performed well, and our personal lines business showed strong profitability and solid growth over last year. Also, despite current market conditions, we continue to retain a high percentage of our quality business, which is a direct result of the trust our agents place in us and the strong relationships we have with our agency partners.

“We continue to maintain our solid capital base and a strong balance sheet, a modest debt-to-capital ratio of 16 percent2, a high-quality investment portfolio, a book value of $23.82 per share, and a premium-to-surplus ratio of 1.5 to 1—all of which provide the sound financial position for us to write our agents’ best business,” Browne continued. “The strength of our capital position and our confidence in the future are further evidenced by the growth in our dividend, which is 20 percent higher than it was a year ago, and the fact that we’ve completed 20 percent of the $25 million share repurchase program we announced earlier this year.”

The company reported diluted net income of $0.61 per share in the first quarter of 2009, compared to $0.79 per share in the first quarter of 2008. Realized investment losses after tax in the first quarter of 2009 were $0.02 per share, compared to a realized loss of $0.01 per share in the first quarter of 2008.

The company’s first quarter net written premiums decreased 6.5 percent to $216.8 million in 2009, compared to $231.9 million in the same period in 2008, excluding the non-recurring impact of the pooling change in 2008.

Harleysville Group’s overall statutory combined ratio was 101.9 percent in the first quarter of 2009, compared to 96.6 percent in the first quarter of 2008. Catastrophe losses added 0.8 points to the first quarter result in 2009, compared to 1.3 points in 2008. Adjusting for the one-time impact of the 2008 pooling change, the combined ratio in the first quarter of 2008 was 98.1 percent.

First quarter pretax investment income decreased 9.6 percent to $26.4 million, while after-tax investment income was down 7.4 percent in the first quarter to $19.6 million. Operating cash flow for the first quarter was $11.7 million, compared to $32.3 million in the first quarter of 2008, excluding the non-recurring impact of the pooling change in 2008.

Commercial lines Net written premiums in commercial lines decreased 8.9 percent to $178.4 million in the first quarter of 2009. The commercial lines statutory combined ratio was 102.6 percent in the first quarter of 2009, versus 99.0 percent in the first quarter of 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Personal lines Net written premiums in personal lines were up 6.6 percent to $38.4 million in the first quarter of 2009. Harleysville Group’s personal lines statutory combined ratio was 98.9 percent in the first quarter of 2009, versus 94.0 percent during the first quarter of 2008, adjusting for the non-recurring impact of the pooling change in 2008.

Outlook “We are committed to retaining our best business, as well as generating responsible, profitable growth,” Browne said. “But, we are not going to compromise underwriting quality to chase a near-term growth goal. Instead, we will remain disciplined—despite the current soft market conditions and the difficult economy—as we focus on the basics of our business in order to maintain a long-term underwriting profit, an operating return on equity of 12 percent or better, and improvement in our performance throughout 2009 and beyond.”

Webcast The company will host a live Webcast tomorrow, April 22, 2009, at 8 a.m. (ET) to discuss its first quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville was listed recently as #30 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been ranked on the list in each of the last three years. Harleysville Mutual Insurance Company owns 52 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2009 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

2 Excludes the effects of SFAS No. 115.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS		Quarter ended March 31
(in thousands, except per share data)		2009	2008
OPERATING RESULTS
Diluted earnings per common share:
Operating income*		$0.63	$0.80
Realized investment losses, net of income taxes benefit		(0.02)	(0.01)
Net income		$0.61	$0.79
Cash dividend per common share		$0.30	$0.25

FINANCIAL CONDITION	March 31, 2009		December 31, 2008
Assets	$3,162,276		$3,155,318
Shareholders' equity	$671,655		$652,634
Per common share	$23.82		$23.18

CONSOLIDATED STATEMENTS OF INCOME		Quarter ended March 31
(in thousands, except per share data)		2009	2008
REVENUES:
Premiums earned		$218,023	$229,373
Investment income, net of investment expense		26,389	29,198
Realized investment losses		(943)	(232)
Other income		3,425	3,516
Total revenues		246,894	261,855
LOSSES AND EXPENSES:
Losses and loss settlement expenses		146,729	147,310
Amortization of deferred policy acquisition costs		54,097	56,956
Other underwriting expenses		20,726	20,911
Interest expense		1,622	1,672
Other expenses		812	1,160
Total expenses		223,986	228,009
Income before income taxes		22,908	33,846
Income taxes		5,619	9,704
Net income		$17,289	$24,142
Weighted average number of shares outstanding:
Basic		28,292,198	30,312,191
Diluted		28,462,886	30,607,373
Per common share:
Basic earnings		$0.61	$0.80

Diluted earnings		$0.61	$0.79

RECONCILIATION TO OPERATING INCOME :
Net income		$17,289	$24,142
Less realized investment losses, net of income taxes benefit		(613)	(151)
Operating income		$17,902	$24,293

These financial figures are unaudited.

*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	March 31, 2009*	December 31, 2008
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $241,732 and $250,798)	$235,645	$246,855
Available for sale, at fair value (amortized cost $1,971,905 and $1,889,778)	2,021,513	1,914,051
Equity securities, at fair value (cost $134,162 and $96,004)	126,597	98,815
Short-term investments, at cost, which approximates fair value	114,658	210,682
Other invested assets, at cost, which approximates fair value	2,804	3,189
Total investments	2,501,217	2,473,592
Cash	146	146
Premiums in course of collection	140,639	142,602
Reinsurance receivable	208,293	212,654
Accrued investment income	25,069	25,630
Deferred policy acquisition costs	110,944	110,339
Prepaid reinsurance premiums	38,956	41,481
Property and equipment, net	13,151	12,511
Deferred income taxes	64,085	68,892
Due from affiliate	2,060
Other assets	57,716	67,471
Total assets	$3,162,276	$3,155,318
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,776,893	$1,767,601
Unearned premiums	480,799	484,560
Accounts payable and accrued expenses	114,429	119,063
Due to affiliate		12,960
Debt	118,500	118,500
Total liabilities	2,490,621	2,502,684
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,458,922 and 34,254,581 shares; outstanding 28,192,769 and 28,156,672 shares	34,459	34,254
Additional paid-in capital	236,533	231,715
Accumulated other comprehensive loss	(7,371)	(17,390)
Retained earnings	597,959	589,146
Treasury stock, at cost, 6,266,153 and 6,097,909 shares	(189,925)	(185,091)
Total shareholders' equity	671,655	652,634
Total liabilities and shareholders' equity	$3,162,276	$3,155,318

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended March 31
(dollars in thousands)	2009	2008
Net premiums written*	$216,787	$277,578
Statutory surplus*	$596,457	$671,138

Pretax investment income	$26,389	$29,198
Related federal income taxes	6,796	8,033
After-tax investment income	$19,593	$21,165

SEGMENT INFORMATION
	Quarter ended March 31
(dollars in thousands)	2009	2008
Revenues:
Premiums earned:
Commercial lines	$177,678	$189,512
Personal lines	40,345	39,861
Total premiums earned	218,023	229,373
Net investment income	26,389	29,198
Realized investment losses	(943)	(232)
Other	3,425	3,516
Total revenues	$246,894	$261,855

Income before income taxes:
Underwriting gain (loss):
Commercial lines	($4,876)	($9,531)
Personal lines	1,055	1,697
SAP underwriting loss	(3,821)	(7,834)
GAAP adjustments	292	12,030
GAAP underwriting gain (loss)	(3,529)	4,196
Net investment income	26,389	29,198
Realized investment losses	(943)	(232)
Other	991	684
Income before income taxes	$22,908	$33,846

Income taxes on net investment income	$6,796	$8,033
Income taxes (benefit) on remaining gain (loss)	(1,177)	1,671
Total income taxes	$5,619	$9,704

Effective tax rate on:
Net investment income	25.8%	27.5%
Income	24.5%	28.7%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
		Quarter ended March 31
		Without Intercompany
		Pooling Transfer**
(dollars in thousands)	2009	2008	2008

Net premiums written:

Commercial:
Automobile	$47,402	$52,456	$62,759
Workers' compensation	25,746	30,830	35,938
Commercial multi-peril	84,013	90,839	108,469
Other commercial	21,202	21,690	25,875

Total commercial	$178,363	$195,815	$233,041

Personal:
Automobile	$19,454	$18,113	$21,972
Homeowners	16,336	15,750	19,882
Other personal	2,634	2,182	2,683

Total personal	$38,424	$36,045	$44,537

Total personal and commercial	$216,787	$231,860	$277,578

Statutory combined ratios:

Commercial:
Automobile	89.2%	93.7%	92.2%
Workers' compensation	107.7%	111.7%	110.7%
Commercial multi-peril	107.8%	102.6%	101.1%
Other commercial	107.6%	82.4%	80.8%

Total commercial	102.6%	99.0%	97.6%

Personal:
Automobile	107.0%	97.9%	96.3%
Homeowners	94.5%	93.8%	91.1%
Other personal	77.7%	69.2%	68.9%

Total personal	98.9%	94.0%	92.1%

Total personal and commercial statutory combined ratio	101.9%	98.1%	96.6%

GAAP combined ratio	101.6%		98.2%

GAAP losses paid	$134,032	$129,651

Net catastrophe losses incurred	$1,715		$3,026

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

**The effect of the January 1, 2008, pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008, unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

CONTACT:
Harleysville Group Inc.
Investors:
Mark Cummins, 215-256-5025
mcummins@harleysvillegroup.com
or
Media:
Randy Buckwalter, 215-256-5288
rbuckwalter@harleysvillegroup.com